Exhibit 99.1

News release

HYZON MOTORS EXPANDS LEADERSHIP TEAM WITH BAPPA BANERJEE AS FIRST CHIEF OPERATING OFFICER
Industry Veteran Joins Hyzon in Newly Created Role;
Brings Decades of International, Commercial and Operational Business Leadership Experience

ROCHESTER, N.Y., April 20, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN), a global supplier of zero-emission heavy-duty fuel cell electric vehicles, today announced Dr. Bappa Banerjee has been named Chief Operating Officer (COO), effective May 1, 2023. As the company’s first Chief Operating Officer, Dr. Banerjee will oversee Hyzon Motors’ global operations, manufacturing, engineering, commercial and end-to-end supply chain. In this role, Dr. Banerjee will lead the operations team to ensure delivery of high-quality products to customers and provide strategic direction for Hyzon’s continued growth as the company develops and delivers hydrogen-powered fuel cell vehicles throughout its markets.

“Dr. Banerjee will be a critical part of Hyzon’s leadership team as we continue working toward our mission of producing zero-emissions hydrogen fuel cell powered commercial vehicles,” said Hyzon Chief Executive Officer (CEO) Parker Meeks. “His experience includes a rare combination of driving global engineering in powertrain development and implementing world-class manufacturing and operating processes across markets. Bappa brings the industry background and leadership expertise to take Hyzon fuel cell electric trucks to production and commercialization with strong global safety and quality standards, and excellent regional execution.”

A seasoned expert in the heavy mobility and manufacturing industries, Dr. Banerjee has more than two decades of experience leading operations, engineering, and commercial functions for global companies including GE Transportation, a Wabtec Company (“GE Transportation”), and Caterpillar. Throughout his career, Dr. Banerjee has held full profit and loss responsibilities at multi-billion dollar top-line businesses, and demonstrated a proven track record of growing sales across international markets while reducing costs through the implementation of Lean Manufacturing processes.

“I have long been convinced of hydrogen’s critical role in decarbonizing transport, and Hyzon Motors is uniquely positioned at the intersection of technology and transportation, working toward a clean energy future,” said Dr. Banerjee. “The opportunity to tangibly impact our lives by reducing carbon and noise emissions for our communities excites me tremendously. I look forward to joining the talented team at Hyzon and applying my industry and operational experience to help accelerate the production of zero-emission hydrogen vehicles. ”

Most recently, Dr. Banerjee served as Vice President, Mining Equipment at GE Transportation where he led the new technology development, design, production, and sale of electric drive propulsion systems for mining equipment, including aftermarket. This included developing battery and fuel cell electric solutions, purpose-built to meet the needs of the challenging, harsh mining environment. In this role, Dr. Banerjee oversaw the sales, marketing, and supply chain localization for global growth.

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Prior to his role at GE Transportation, Dr. Banerjee held progressing roles at Caterpillar in the Resource Industries Division, where he served as Worldwide Product Head of Off-Highway Trucks & Wheel Tractor Scrapers, and Facility Head for Caterpillar Remanufacturing China & Japan. Dr. Banerjee was a crucial leader in establishing a long-term strategic plan for Caterpillar Remanufacturing Services (Shanghai), developing local leadership, establishing a succession pipeline, and growing the business.

Dr. Banerjee has a bachelor’s degree in Mechanical Engineering from Delhi College of Engineering, a master’s degree in Mechanical Engineering from Binghamton University, and a PhD in Mechanical Engineering from Purdue University. He also earned his MBA from the University of Chicago’s Booth School of Business. Dr. Banerjee has taught as a Visiting Professor of Mechanical Engineering at Purdue University and Bradley University, holds two U.S. patents and wrote a textbook in mechanics.

This appointment follows the appointments Hyzon has made in recent months of CEO Parker Meeks, interim Chief Financial Officer Jiajia Wu, President of International Operations John Edgley, and President of North America Pat Griffin.

About Hyzon Motors

Hyzon is a global supplier of fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe and around the world to mitigate emissions from diesel transportation - one of the single largest sources of carbon emissions globally. The Company is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "aims", “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

Media contacts:
hyzon@kivvit.com

For investors:
IR@hyzonmotors.com

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